Exhibit 99.1

Relevant portion of the transcript of a January 26, 2016 interview with Kelly Conway webcast on tastytrade.com.

Kelly Conway, President and Chief Executive Officer of Mattersight Corporation

…

We have about 250 employees, growing really rapidly. We had a great year last year. We are up over in excess of 30%. Our, what we call our book of business, which is the value of all of our contracts, is just a little bit under $60 million we ended the year. So we are getting to be real scaled size. Almost all recurring revenues.

…